EXHIBIT 10.3

                          BREMER FINANCIAL CORPORATION

                   1995 EXECUTIVE INCENTIVE COMPENSATION PLAN

                President and CEO of Bremer Financial Corporation



Contained herein is a detailed outline of the Executive Incentive Compensation Plan which has been designed for the President and CEO of Bremer Financial Corporation.

A.       Purpose

         1) To provide an annual incentive award to the President of Bremer Financial Corporation for the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities which will positively affect the Corporation's financial well- being.


B.       Eligibility

         1) The President and CEO of Bremer Financial Corporation is the participant in this plan.


C.       Plan Year

         1) The Executive Incentive Compensation program will begin on January 1 and will end on December 31.


D.       Payment of Award

         1) At year end, formal reviews will be conducted by the Board of Directors of Bremer Financial Corporation to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, an award will be approved.

         2) Award payments will be made in the first quarter, following the end of defined incentive plan year.


E.       Potential Awards

         1) The target (planned) and maximum potential award, stated as a percentage of base salary, will be:

                              Target                     Maximum
                              ------                     -------
                               30%                         60%


F.       Performance Measures and Determination of Award

         1) 100% of the target incentive award will be based upon Corporate RORE. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

                      Corporate RORE                           Percentage Award

                          10.50                                        0.0%
                          11.50                                       15.0%
                          12.50               TARGET                  30.0%
                          13.50                                       36.0%
                          14.50                                       42.0%
                          15.50                                       48.0%
                          16.50                                       54.0%
                          17.50 and over                              60.0%


G.       Administration

         1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

         3)       Award may be deferred.


H.       Administrative Procedures

         1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board of Directors of Bremer Financial Corporation. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid-year so he has
                    six (6) months of eligible service.
                  - Calculated incentive award is $15,000
                  - $15,000 X 6/12 = $7,500

         2) Terminations -- If the eligible participant terminates during the plan year, the incentive award will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary termination without cause -- incentive award prorated by number of months service during current incentive plan year, based on approval of Board of Directors of BFC.
                  - Retirement/disability -- incentive award prorated by number of months of service during current incentive year.

         3) Change in Position -- If the eligible participant has a change in position during a plan year, the incentive award will be calculated under both plan award levels and prorated by the months of service at each level.

         4) Interpolation -- When actual performance falls between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for the plan year is less than fully competent, the Board of Directors of Bremer Financial Corporation has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The Board of Directors of Bremer Financial Corporation has the authority to determine and approve all such exceptions.


I.       Amendment and termination

         1) The Board of Directors of Bremer Financial Corporation may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board of Directors of Bremer Financial Corporation may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.




________________________________________________
NAME

                 CALCULATION OF PRESIDENT OF BFC INCENTIVE AWARD

                                 Plan Year 1995

                                                           Percentage of Salary
                                                              To Be Awarded

F-1 - Corporate RORE

         Corporate RORE     _______________%                  _______________%


Total Award Earned as % of Salary                             _______________%
     (F-1)

X 1995 Salary                                                 $_______________

= 1995 INCENTIVE AWARD                                        $_______________



Approved:

______________________________           _______________________________________
Date                                     Board of Directors of BFC